Exhibit 10.3

XCYTE DIGITAL RESELLER PROGRAM AGREEMENT

This Xcyte Digital Reseller Program Agreement (this “Agreement”) is made as of this 21st day of October, 2025 (“Effective Date”), by and between Xcyte Digital Corporation, (“Xcyte Digital”) and Ten Holdings, Inc. (“Reseller”).

NOW, THEREFORE, in consideration of the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Reseller Appointment. Subject to all terms and conditions set out in this Agreement, Xcyte Digital hereby appoints Reseller as a non-exclusive authorized reseller of the Xcyte Digital services and products listed in Schedule A, attached hereto, which schedule and services may be modified from time to time by mutual written agreement of the parties (the “Xcyte Digital Services”). Xcyte Digital grants Reseller a non-exclusive, terminable (only as expressly provided herein) right as a reseller of the Xcyte Digital Services, to promote, demonstrate, and resell access and use of the Xcyte Digital Services to Reseller’s (including its affiliates’ and channel partners’) customers (the “Customers”) during the term (and any tail period described herein) of this Agreement, alone or in combination with other products and services of Reseller (including its affiliates’, channel partners, and other licensors) (collectively, the “Reseller Services”) which may be combined with the Xcyte Digital Services (the “Bundled Services”) and supported, maintained, and enhanced thereafter. Reseller is authorized to access the Xcyte Digital Services for demonstration, evaluation, training, commissioning and support purposes, and to exercise these rights through its affiliates and channel partners. Xcyte Digital expressly reserves the right to market and provide the Xcyte Digital Services, itself or through any other person or entity, and Reseller shall not be entitled to any commission, compensation or other rights whatsoever in relation with such marketing or provision of the Xcyte Digital Services by or on behalf of Xcyte independently of this Agreement. To the extent not in violation of applicable law, Reseller may not charge new Customers less than the list prices set forth in Schedule A for the Xcyte Digital Services, unless Xcyte Digital Services are resold on a trial basis or as part of a Bundled Service, in which case such Xcyte Digital Services may be resold at lower than list price.

2.	Reseller Competency. Reseller’s marketing, support and training personnel will maintain reasonable and appropriate knowledge and skills relating to the features, functionality and operation of the Xcyte Digital Services during the term, with Xcyte Digital’s reasonable assistance and cooperation. Xcyte Digital, in its discretion, may evaluate whether Reseller’s personnel have achieved and have maintained such knowledge, and provide input on how to improve and maintain such knowledge.

3.	Service Orders and Reporting. Except as otherwise provided in Schedule A, Xcyte Digital Services sold by Reseller to Customers shall be ordered and/or reported to Xcyte Digital in the form and manner as may be reasonably requested by Xcyte Digital from time to time, subject to Reseller’s reasonable approval and comment, and which will be non-discriminatory and no less favorable to Reseller than Xcyte Digital’s generally applicable procedures for other resellers. Reseller shall provide customary information regarding Customers and Xcyte Digital Services sold as requested by Xcyte Digital in its reasonable discretion, subject to Reseller’s confidentiality obligations with its Customers and other third parties. Except as otherwise provided herein or mutually agreed, Xcyte Digital Services ordered are non-cancellable prior to the end of the term as and if stated in Schedule A, if any. Subscription based Xcyte Digital Services will automatically renew for subsequent terms as specified unless cancelled prior to renewal, and, unless otherwise agreed between the parties, Xcyte Digital pricing between the parties for the purposes of this Agreement after the date of renewal will not be increased by more than 3% of the prior year’s pricing or the generally applicable increase applied to all other customers and resellers, whichever is less. However, in the event that third party services that are required to provide the Xcyte Digital Services are increased, in the aggregate, by a net amount that exceeds 3%, then Xcyte Digital may increase its costs proportionately for the upcoming renewal even if it exceeds the 3% limit herein, provided that Xcyte provides Reseller at least ninety (90) days’ notice thereof and documentation demonstrating such increase. Reseller shall be responsible for managing the contractual relationship with Customers during the term with respect to the Xcyte Digital Services, including Xcyte Digital Services subscription renewals and expansions.

4.	Marketing. Reseller agrees to use commercially reasonable efforts to market and promote the Xcyte Digital Services to potential Customers. Reseller is responsible for creating Reseller desired marketing materials at Reseller’s own cost and expense, provided that Xcyte Digital will provide Reseller with electronic versions of user guides and documentation and reasonable assistance in the creation of marketing materials.

5.	Customer Contracts. Except as otherwise provided in Schedule A, all new Customers ordering one or more Xcyte Digital Services through Reseller shall first enter into contracts with Reseller governing the Xcyte Digital Services. Such form contracts (which may be negotiated as and if required consistent with industry standards) shall, without limitation (i) limit use of the Xcyte Digital Services to Customers’ (or its affiliates) internal use and prohibit licensing, sublicensing, sale, resale, rent, lease, transfer, or distribution of the Xcyte Digital Services; (ii) prohibit any use that violates any applicable law or regulation or violates any third party’s intellectual property rights or privacy rights; (iii) present Reseller as a licensor or non-owner reseller of the Services; (iv) [reserved]; (v) to the extent permitted by law, disclaim implied and statutory warranties relating to the Xcyte Digital Services on behalf of third party suppliers (including implied warranty of merchantability, fitness for a particular purpose and non-infringement), and not impose any express warranties on Xcyte Digital or its supplier not otherwise approved or customarily offered by Xcyte Digital; and (vi) to the extent permitted by law, generally exclude indirect and consequential damage liability for third party suppliers arising from use of the Xcyte Digital Services. Xcyte Digital may review such form contracts and provide comments to be reasonably considered by Reseller. Reseller will use reasonable efforts to provide Xcyte Digital third party beneficiary rights under such contracts, and protect Xcyte Digital’s rights and interest consistent with how it protects its own rights and interest. Reseller agrees to use commercially reasonable efforts to enforce Reseller’s Customer contracts. To the extent Reseller fails to enforce its Customer contracts and that has a material adverse impact or risk to Xcyte Digital, Xcyte Digital may assume Reseller’s rights, and Reseller hereby acknowledges Xcyte Digital, as a third party beneficiary or as the owner of the applicable intellectual property, and Reseller shall provide reasonable assistance to Xcyte Digital in such enforcement.

6.	Services Provisioning. Xcyte Digital will provide Reseller reasonable means to provision or order the provisioning of the Xcyte Digital Services for Customers upon Reseller reselling of Xcyte Digital Services to Customers. Thereafter, Xcyte Digital shall provide the Xcyte Digital Services to Customers in a manner consistent with this Agreement, industry standards, applicable laws and regulations, and Xcyte Digital’s published documentation for the Xcyte Digital Services, whichever is more stringent. For most Xcyte Digital Services, Reseller will be assigned a dedicated instance on Xcyte Digital’s servers and will be responsible for provisioning such Xcyte Digital Services to the Customers. For Xcyte Digital Services that require Xcyte Digital assistance with provisioning, Xcyte Digital will promptly activate the applicable Xcyte Digital Services in accordance with the specifications Reseller provides.

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7.	Professional Services. Reseller (or its affiliates) may purchase professional services (“Professional Services”) from Xcyte Digital by placing an order with Xcyte Digital. Professional Services may consist of Xcyte Digital Services implementation and configuration, upgrades, private branding, training and general consulting. If orders are for private branding for Xcyte Digital Services, then, (1) for Customer or other third party branding, Reseller hereby warrants that Reseller has or has obtained the right to grant Xcyte Digital a license as necessary to apply the applicable branding (e.g., channel partner or Customer’s desired branding) to the Xcyte Digital Service and (2) for Reseller branding, Reseller hereby grants Xcyte Digital a license as necessary to apply Reseller’s branding to the Xcyte Digital Service. The specific Professional Services ordered and applicable fees will be set forth on an order. Xcyte Digital will not unreasonably refuse to provide such Professional Services and pricing for Professional Services will not exceed standard list pricing less customary discounts. Professional Services may be for the benefit of Reseller, its affiliates, its or their channel partners, or applicable Customers (in which case Xcyte Digital is acting as subcontractor). Unless otherwise agreed by the parties, all Professional Services will be performed remotely. If not performed remotely, then Reseller will reimburse Xcyte Digital for pre-approved reasonable travel-related expenses incurred.

8.	Customer Information and Content. Reseller understands and agrees that Xcyte Digital may access Customer information such as personally identifying information and Xcyte Digital Services use information, as well as Customer content that is uploaded by a Customer to the Xcyte Digital Services in the normal course of operating of the Xcyte Digital Services; Xcyte Digital may only use such information for the purpose of providing and supporting the Xcyte Digital Services and subject to applicable laws and regulations and any applicable data protection addendum. Xcyte Digital will have no responsibility or liability for the deletion or loss by Reseller, Customers, or any other non-Xcyte Digital entity of any Customer information or content or other communications maintained on the Xcyte Digital Services or transmitted to or from the Xcyte Digital Services, and Reseller hereby agrees to indemnify and hold Xcyte Digital harmless from and against any and all liabilities, losses, damages, costs and expenses arising out of or relating to deletion or loss of such information and content by Reseller or any such Customers or any third party (other than Xcyte Digital or its employees, contractors, or agents).

9.	Integration Activities. Except when agreed so in writing signed by both parties, in no event will Xcyte Digital be required to materially modify the Xcyte Digital Services in any way to incorporate any work product of Reseller’s or a third party or otherwise modify or adapt the Xcyte Digital Services for use with any hardware, application, technology, systems or tools provided by any entity other than Xcyte Digital or its affiliates. However, Xcyte Digital Services will provide Reseller any reasonably requested assistance and information to facilitate Reseller’s combination, integrating and bundling relating to the Bundled Services; if that assistance is material, a Professional Services order and fees will apply as mutually agreed.

10.	Security Procedures. The parties shall each safeguard and maintain the integrity of Customer information and content in their possession and/or under their control. Such efforts shall include the development and implementation of commercially reasonable technical, administrative and physical measures to protect such data from unpermitted disclosure and comply with applicable laws and regulations. The parties agree that (i) such security procedures constitute reasonable procedures to protect the integrity of such data from unauthorized access; and (ii) the state of the art does not permit the development of electronic security systems that are completely free of failures. As reasonably requested by Reseller, Xcyte Digital will execute and thereafter comply with a reasonable and customary data protection addendum, standard contract clauses, and/or other similar instruments to facilitate compliance with laws and regulations.

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11.	Account Passwords. Xcyte Digital will not be liable to Reseller or any other party for Reseller or Customers’ failure to maintain the confidentiality of their password for the Xcyte Digital Services. Reseller agrees to notify Xcyte Digital of any unauthorized use of the Xcyte Digital Services that comes to Reseller’s attention.

12.	Restrictions.

12.1.	Each party agrees not to make any unauthorized, false, misleading or illegal statements concerning this Agreement, Customers, Xcyte Digital or the Xcyte Digital Services.

12.2.	Reseller will not solicit or resell the Xcyte Digital Services in violation of this Agreement, including but not limited to a sale to a party that Reseller knows is engaged in illegal activities or deceptive business practices under applicable laws that could have an adverse impact or risk.

12.3.	Reseller will not present itself as the owner of the Xcyte Digital Services.

12.4.	Reseller will not copy, edit, modify, adapt, store, translate or reproduce the Xcyte Digital Services, or any portion thereof (except as permitted in this Agreement, any related escrow agreement, or Xcyte Digital’s published documentation).

12.5.	Reseller will not reverse engineer, disassemble or decompile the Xcyte Digital Services or any component thereof, or otherwise attempt to discover or disclose the source code of the Xcyte Digital Services or any component thereof, unless and until a release condition applies under the escrow agreement.

12.6.	Reseller will not encumber, time-share, rent or lease the rights granted under this Agreement, except as otherwise provided.

12.7.	Reseller will not remove, obscure, or alter any notice of intellectual property rights present on or in the Xcyte Digital Services or any component thereof, except as explicitly permitted by this Agreement, Xcyte Digital’s documentation, or in connection with private or white labelled branding or relating to a Bundled Service.

12.8.	Reseller will not authorize any Customer or other party to do any of the foregoing, and will use reasonable efforts to prohibit Customer’s from doing so.

13.	Customer and Reseller Support

13.1.	Reseller Support. Reseller is responsible for all first level support for Customers and shall make available to Customers reasonable telephone and online support. Except as otherwise agreed or proved below, Reseller shall not direct Customers to contact Xcyte Digital for any support issues. Reseller technical support personnel must maintain reasonably adequate knowledge about the features, functionality and operation of the Xcyte Digital Services. If such personnel do not maintain such an adequate level of knowledge, then Reseller shall correct that issue which may include ordering necessary training services from Xcyte Digital for such personnel. Xcyte Digital has no obligation to provide support to Reseller technical support personnel who do not have or maintain reasonably adequate levels of knowledge about the features, functionality and operation of the Xcyte Digital Services.

13.2.	Xcyte Digital Support. Xcyte Digital will provide telephone, email and portal support (at no additional cost and as part of the fees under this Agreement) for the Xcyte Digital Services to Reseller designated technical support personnel. Reseller designated technical support personnel may not exceed two (2) without Xcyte Digital’s consent. Phone support for Xcyte Digital Services is available from 9:00am (Eastern Time) to 6:00pm (Pacific Time), Monday through Friday, excluding holidays. Email and portal responses are provided during phone support hours. Additionally, Xcyte digital will provide Reseller with emergency support outside of the standard support hours set forth above on a 24x7x365 basis. Xcyte Digital shall promptly respond and resolve support requests in accordance with industry standards and the service levels identified in Schedule B.

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14.	Fees.

14.1.	Fees. Xcyte Digital will charge Reseller the fees listed on Schedule A, subject to any agreed discount, or any other fee mutually agreed by the parties in an order for each Xcyte Digital Service. Xcyte Digital reserves the right to change its fees once per year on 90 days’ notice for new (or renewing, other than existing Customers included in the fixed fee in Schedule A) Customers beginning 36 months after the Effective Date, provided such increase does not exceed the limits imposed in paragraph 3 of the prior year’s fees or the generally applicable increase applied to all other customers and resellers, whichever is less. All payments shall be made in U.S. dollars.

14.2.	Upgrades. Reseller may add additional Xcyte Digital Services to the Bundled Services, and Reseller and Xcyte Digital may further update or upgrade Xcyte Digital Services via a Professional Services order, and the parties will reasonably collaborate and coordinate with respect to such updates or upgrades. Reseller is and shall remain responsible for all fees and charges due and incurred for Xcyte Digital Services provided under an order through the upgrade effective date and Reseller is not and will not be entitled to any partial months’ credits or refunds of any kind as a result of the upgrade. After any upgrade effective date, Reseller shall be responsible for the increased fees and charges associated with the upgrade set out in a mutually agreed order or on Schedule A, including without limitation any new and/or additional charges associated therewith, which may include without limitation, for any overages. Reseller may not downgrade ordered Xcyte Digital Services during an order term for a Customer in order to avoid additional charges. Reseller should purchase the appropriate tier of Xcyte Digital Service for the anticipated needs.

14.3.	Named Users. The fees may be linked to Named Users. For the purposes hereof, a “Named User” is an individual designated and identified by a Customer as an organizer/administrator who is authorized to use the Xcyte Digital Services. A Named User designation is for specific employees of a Customer or its affiliate and may not be utilized by more than a single such employee. Named User designations may be transferred to another employee as requested by Customer, including if the original Named User is no longer functioning as an organizer/administrator. For so long as Xcyte Digital supports such selections, Reseller (or its channel partner or Customer, as applicable) may increase the number of Named Users, at any time, by submitting selections on the applicable account page.

14.4.	Additional Fees. The following additional fees may apply to Xcyte Digital Services, as and if set forth in the specific order:

14.4.1.	International rates and surcharges apply on a per minute basis for all calls originating outside the non-contiguous United States and/or international dial-out.

14.4.2.	Call set-up and disconnect charges also apply to all inbound and outbound legs of all calls.

14.4.3.	Xcyte Digital rounds completed calls to the next full minute on a per participant basis and rounds the price of the call to the nearest whole cent. Services that are not listed herein, including certain enhanced services such as moderator set-up, cancellation, rescheduling and no-show fees for operator assisted calls, are subject to Xcyte Digital’s charges set out in Schedule A and subject to change in accordance with the other provisions of this Agreement.

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14.4.4.	Xcyte Digital is required by the Federal Communications Commission (FCC) to contribute to the federal Universal Service Fund (USF), which subsidizes telecommunications services in high cost and rural areas and services to low income consumers, schools, libraries and rural health care providers. To recover the cost of its federal USF contributions, Xcyte Digital assesses federal USF charges equal to the then-applicable quarterly contribution factor (as established by the FCC) times the portion of Reseller invoice subject to federal USF charges.

14.4.5.	Xcyte Digital may assess up to a five percent (5%) monthly administrative fee on audio conferencing and other services to recover its costs associated with regulatory requirements and compliance and other costs imposed by its underlying telecommunications carriers on Xcyte Digital, and provide Reseller reasonably requested information to confirm the percentage above does not exceed such costs. Xcyte Digital will use reasonable efforts to provide advance notice of any change in the quarterly USF contribution factor, USF charges, the telecommunications surcharge or the administrative fee. In the event of material changes, the rate above will be equitably renegotiated in good faith. USF charges, the telecommunications surcharge, and the service fee are neither taxes nor government-required charges.

14.5.	Invoicing and Payment. Xcyte Digital shall invoice Reseller fees for Xcyte Digital Services provided to Customers on a monthly basis in arrears or as set forth in a mutually agreed order order. Invoices will be accompanied by a report divided by Customer or designative account number and detailing fees for Professional Services, subscription, and usage fees, as well as other charges associated with the Xcyte Digital Services. Undisputed fees shall be due and payable thirty (30) days after receipt of the invoice and report. The obligation of payment of Reseller fees is solely Reseller obligation and is not contingent upon the receipt by Reseller of payment from Customers for the Xcyte Digital Services.

14.6.	Late and Non-Payment. Past-due balances not reasonably disputed in good faith as herein provided shall be subject to an interest charge 1½% per month computed from the due date of each invoice previously issued, or the maximum rate legally permitted, whichever is less. Without limiting any other remedies available to it, Xcyte Digital reserves the right to suspend or terminate the Xcyte Digital Services if Reseller fails to pay the undisputed fees (or portion thereof) in violation of this Section 14 within thirty (30) days of receiving notice of such late payment.

14.7.	Taxes and Other Charges. All fees are exclusive of taxes (other than taxes on Xcyte’ Digital’s income), which Xcyte Digital will timely identify and charge as applicable in the applicable invoice. Reseller will pay, and Xcyte Digital reserves the right to collect, all sales, use, consumption, goods and services, excise or other taxes (other than taxes based upon Xcyte Digital net income), fees, surcharges, charges for universal support mechanisms (including without limitation any and all federal or state Universal Service Fund charges) or other charges of any nature whatsoever, now or hereafter imposed or assessed on Xcyte Digital, by any foreign, federal, state/provincial, county or local government authority upon or with respect to the Xcyte Digital Services, provided such amounts are timely identified in the applicable order and invoice to Reseller . If Reseller claims exemption from charges, Reseller must provide Xcyte Digital with a current, valid exemption certificate from the applicable regulatory authority. Once an exemption certificate has been provided to and verified by Xcyte Digital it will become effective on a prospective basis. Xcyte Digital shall not be liable for refunds or credit for taxes paid by Reseller for periods prior to Xcyte Digital’s receipt of a valid exemption certificate. If at any period during the term a Reseller exemption certificate should no longer be deemed valid, Reseller will immediately be responsible for all taxes and other fees owed until a new and valid exemption certificate is supplied to Xcyte Digital. If Xcyte Digital fails to timely identify, charge, or remit any such amounts as required above, Xcyte Digital shall be responsible for any governmental fines or interest relating thereto, and Reseller will only be responsible for the underlying tax, fee, or other amount to the extent it is able to recover the same from the Customer.

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14.8.	No Set-Off; No Refunds. Reseller will not set-off or offset against fees owed by Reseller unless it has a good faith dispute relating to such fees or in connection with any billing or collection dispute between Reseller and a Customer specifically related to Xcyte Digital’s failure to provide Xcyte Digital Services. No refunds or credits for pre-paid fees will be provided to Reseller if Reseller or any Customer elects to terminate any Xcyte Digital Service without cause prior to the paid-up term or if Xcyte Digital suspends or terminates such Xcyte Digital Service pursuant to its rights under this Agreement.

14.9.	Audits. Reseller agrees to create and to maintain during the term and for two (2) years after the termination of this Agreement, sufficient books, records and accounts to confirm compliance with this Agreement and the applicable fees. Upon reasonable notice to Reseller and during normal business hours, Xcyte Digital may reasonably audit such books, records and accounts to verify such activities, including on-site examination of such books and records. If any such examination discloses a material violation of any of the terms of this Agreement, Reseller hereby agree that Xcyte Digital shall be entitled to reimbursement of the reasonable audit costs.

15.	Confidential Information.

15.1.	Either party, as the party receiving Confidential Information (“Recipient”) may only use the disclosing party’s (“Discloser”) Confidential information for the purpose and objectives of this Agreement and as necessary to exercise rights granted or provide or receive the Xcyte Digital Services. Both parties shall protect Confidential Information from unauthorized disclosure or misuse by using the same degree of care as for their own confidential information of like importance, but shall at least use reasonable care. Further, both parties agree to have each of their affiliates, employees, agents, channel partners, or independent contractors with access to any Confidential Information, who are not already bound by a professional duty of confidentiality, agree to be bound by an enforceable agreement that reasonably ensures the protection of the Confidential Information from disclosure. “Confidential Information” means any non-public information or data disclosed by either party in any form (whether tangible, oral, visual or a different form) that is marked or otherwise designated as confidential or proprietary, or that should otherwise be reasonably understood to be confidential in light of the nature of the information and the circumstances surrounding disclosure. Without limiting the foregoing, Confidential Information includes Customer information and data and any information regarding a party’s or its affiliates’ or channel partners’ business, customers, products, technology, know-how, trade secrets, and this Agreement. Notwithstanding the foregoing, “Confidential Information” shall not include any information which (a) is in the public domain through no fault of Recipient; (b) was known to the Recipient, without restriction or fault, prior to disclosure by the Discloser; (c) was properly disclosed to the Recipient, without restriction, by another person with the legal authority to do so; or (d) is independently developed by the Recipient without any use of or reference to the Discloser’s Confidential Information.

15.2.	Each party as Recipient agrees to promptly notify the Discloser upon learning of any unauthorized disclosure of the Discloser’s Confidential Information, and shall provide reasonable assistance to the Discloser to remedy and contain such breach. The foregoing notwithstanding, a Recipient may disclose the Discloser’s Confidential Information if the information is required by law to be disclosed in response to a valid order of a court of competent jurisdiction or authorized government agency, provided that the Recipient gives the Discloser prompt written notice and reasonably assists the efforts by the Discloser to obtain a protective order prior to disclosure.

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16.	Intellectual Property Rights.

16.1.	Ownership of Intellectual Property Rights. As between the parties, Xcyte Digital retains all right, title and interest, including without limitation all Intellectual Property Rights to the Xcyte Digital Services, Xcyte Digital trademarks, and all modifications, enhancements, and other works deriving from the foregoing, except as expressly provided otherwise. Except for the rights expressly granted to Reseller under this Agreement (or the source code escrow agreement), no right, title or interest is granted, express or implied, to Reseller hereunder to any of the foregoing. Reseller agrees not to, at any time, during the term or following termination of this Agreement, contest or aid others in contesting or doing anything which intentionally or knowingly impairs the rights, title or interest in or validity of any of Xcyte Digital’s proprietary or Intellectual Property Rights to the Xcyte Digital Services, Xcyte Digital trademarks, or modifications, enhancements and other derivative works of the foregoing, or Xcyte Digital’s Confidential Information. “Intellectual Property Rights” means any registered and un-registered rights in inventions, patent applications, patents, design rights, copyrights, trademarks, service marks, trade names, domain name rights, mask work rights, know-how and other trade secret rights, and all other proprietary rights, derivatives thereof, and forms of protection of a similar nature under any applicable Law anywhere in the world.

16.2.	Feedback. From time to time Reseller may provide Xcyte Digital, independently or upon Xcyte Digital’s request, verbal and/or written suggestions, comments or other feedback related to the Xcyte Digital Services, including, without limitations, design input and/or troubleshooting or other assistance provided in response to support requests (“Feedback”). Reseller may make a reasonable effort to provide Feedback to Xcyte Digital as appropriate under the circumstances. Reseller hereby grants to Xcyte Digital a non-exclusive right to use such Feedback to improve and maintain the Xcyte Digital Services. All Feedback is provided “AS IS,” and Reseller makes no warranties whatsoever about any feedback.

16.3.	Trademark License; Trademark Use.

16.3.1.	Xcyte Digital hereby grants Reseller a limited, non-exclusive and non-transferable right during the term to use certain Xcyte Digital’s logos, service marks and trademarks associated with the Xcyte Digital Services (“Marks”), solely to promote, market and resell the Xcyte Digital Services (or Bundled Products) to actual or potential Customers pursuant to this Agreement. The right granted herein to use the Marks is subject to any guidelines provided by Xcyte Digital from time to time and may be revoked by Xcyte Digital for material noncompliance with guidelines made known to Reseller at any time by giving Reseller advance written notice (including via email) and an opportunity to cure such noncompliance.

16.3.2.	Reseller agrees not to contest the validity or ownership of any Marks or take any action in derogation of any Mark or the other registered or unregistered service marks or trademarks of Xcyte Digital, including without limitation, applying to register any trademark, trade name, domain name, service mark or other designation that is confusingly similar to any Mark or the other registered or unregistered service marks or trademarks or domain name of Xcyte Digital.

16.3.3.	If Reseller elects to post a website to promote Resellers’ business, Reseller agrees that such website (a) should be readily distinguishable by a visitor as Reseller’s website (and not Xcyte Digital’s); (b) should make clear that Reseller is a separate and distinct entity from Xcyte Digital; and (c) will not copy design features of Xcyte Digital’s websites or otherwise infringe any Xcyte Digital Intellectual Property Rights.

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17.	Modification of Services.

17.1.	Xcyte Digital reserves the right to modify the Xcyte Digital Services in its reasonable discretion, but may not intentionally degrade performance or remove functions and features (unless replacing those with improved, enhanced, or updated functions or features). Xcyte Digital shall provide Reseller at least thirty (30) days prior notice with respect to any material modifications of the foregoing. Following such notice Reseller may terminate an order (and receive refund of pre-paid fees) for the affected Xcyte Digital Services based on such material modifications by providing Xcyte Digital at least thirty (30) days advance written termination notice, in which case the termination shall become effective at the earlier of the entry into effect of such modification or the termination date indicated in Resellers’ notice.

17.2.	Unless Reseller provides notice to Xcyte Digital in writing within thirty (30) days after being given notice of such material modification, Reseller will be deemed to have agreed with the modification, without any further obligation or liability by Xcyte Digital to Reseller.

17.3.	Notwithstanding anything to the contrary, if any material modification (or proposed modification) of the Xcyte Digital Services adversely impacts the Bundled Services (or the Reseller’s relationship with its largest Customer), Xcyte will ensure reasonable support to assist Reseller and its Customers in providing work-around solutions or to deliver updates containing resolutions to such material modifications and shall further provide reasonable assistance (at Professional Service rates) to facilitate the foregoing.

18.	Escrow

18.1.	Periodically (or as reasonably requested by Reseller), Xcyte Digital will deposit in escrow with a nationally recognized third party escrow agent (which may include Escode (NCC Group), Praxis, or National Software Escrow, at Reseller’s option, or other mutually agreed entities), the source code and other intellectual property relating to the Xcyte Digital Services. This escrow may include a fully functional back-up environment if reasonably requested.

18.2.	The escrow shall be governed by and subject to the terms and conditions of an “Escrow Agreement” to be executed within twenty (20) days after the Effective Date, in the form of the escrow agent’s standard (two party or other appropriate form) escrow agreement, as such terms and conditions may be modified by mutual agreement or as otherwise necessary to be consistent with this Agreement. Reseller share bear all fees or expenses charged by third party escrow agent under the Escrow Agreement. This Agreement is conditioned on the Escrow Agreement being executed as described above. If the parties have not executed an Escrow Agreement as required by this Section 18 within such twenty (20) day period, then this Agreement is hereby terminated, null, and void in all respects.

18.3.	Notwithstanding anything to the contrary, release events in the Escrow Agreement shall include, without limitation, (i) cessation of Xcyte Digital’s business, operations, support, or services relating to the Xcyte Digital Services or any material portion thereof, (ii) bankruptcy or insolvency, and (iii) Reseller’s termination of this Agreement due to uncured material breach, as may be further described in the Escrow Agreement. Upon any release, Reseller shall have (and is hereby granted) all rights and licenses necessary to irrevocably access, use, maintain, support, enhance, distribute, and otherwise commercialize and enjoy the Xcyte Digital Services in perpetuity without any further royalties or other consideration payable to Xcyte Digital.

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19.	Indemnification.

19.1.	Reseller will indemnify, defend and hold Xcyte Digital and its affiliates harmless from and against all liabilities, damages or costs (including settlement costs and reasonable attorneys’ fees)(collectively, “Costs”) arising out of any third party’s allegations, threats, claims and/or actions (collectively, “Claims”) brought against Xcyte Digital or its affiliates due to Reseller’s sales practices, gross negligence, willful misconduct, violation of law or regulation, breach of confidentiality, data security, or privacy obligations, or breach of its obligations relating to a Customer account, except to the extent arising from Xcyte Digital’s breach, simple or gross negligence, willful misconduct, or indemnification obligations; provided that (A) Xcyte Digital shall promptly notify Reseller in writing of any such Claim, (B) Reseller will have the authority to defend and/or settle such Claim (provided that Reseller will not settle any Claim without Xcyte Digital consent unless it completely eliminates any liability attributed to Xcyte Digital), and (C) Xcyte Digital shall reasonably cooperate with Reseller in connection with such Claims, at Reseller’s expense; and provided further that Xcyte Digital may at its choice participate in the defense of such Claims at its own expense.

19.2.	Xcyte Digital will indemnify, defend (at Reseller’s option) and hold Reseller and its affiliates, channel partners, Customers, successors, and assigns harmless from Costs arising out of any Claim (i) that the Xcyte Digital Services, or any part thereof, infringe or misappropriate, as applicable, any intellectual property or proprietary rights of a third party, or (ii) Xcyte Digital Services’ gross negligence, willful misconduct, violation of law or regulation, breach of confidentiality, data security, or privacy obligations except to the extent arising from Reseller’s breach, simple or gross negligence, willful misconduct, or indemnification obligations. Reseller shall promptly notify Xcyte Digital in writing of any such Claim, and Xcyte Digital will defend and/or settle such Claim at Reseller’s option (provided that Xcyte Digital will not settle any Claim without Reseller consent). Notwithstanding the foregoing, Xcyte Digital will have no obligation or liability for third party infringement or misappropriation Claims as set forth above if the alleged infringement or misappropriation would have not occurred but for (x) the combination, operation, or use of the Xcyte Digital Services with Reseller Services; or (y) use of a previous version of the Xcyte Services following ninety (90) days from such services being modified by Xcyte Digital, or (z) modifications which were not authorized by Reseller, including modifications or unauthorized or unintended uses by Customer(s) not reasonably contemplated. If the Xcyte Digital Services become, or in Xcyte Digital’s reasonable opinion is likely to become, the subject of an infringement or misappropriation claim, or if use of the Xcyte Digital Services is permanently enjoined for any reason, Xcyte Digital, at its option and sole expense, shall (1) modify the Xcyte Digital Services so as to avoid infringement, such that the modified Xcyte Digital Services performs materially the same functions and has the same or better performance in a non-infringing manner; or (2) procure the right for Reseller and all of its Customers to continue to use the applicable Xcyte Digital Services as set forth herein.

20.	Warranties; Limited Warranty; Limitation of Liability

20.1.	Each party represents and warrants to the other party that: (i) it has the full corporate right, power, and authority to enter into this Agreement and to perform its obligations hereunder; (ii) its execution of this Agreement and performance hereunder do not and will not violate any agreement to which it is a party or by which it is bound or any applicable laws; and (iii) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

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20.2.	XCYTE DIGITAL REPRESENTS AND WARRANTS THAT THE XCYTE DIGITAL SERVICES WILL COMPLY WITH INDUSTRY STANDARDS, APPLICABLE LAWS AND REGULATIONS AND PUBLISHED DOCUMENTATION BY XCYTE DIGITAL. EXCEPT AS OTHERWISE PROVIDED, XCYTE DIGITAL MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OR ANY REPRESENTATIONS TO RESELLER OR ANY CUSTOMER REGARDING THE USABILITY, CONDITION, OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE XCYTE DIGITAL SERVICES. XCYTE DIGITAL DOES NOT WARRANT THAT RESELLER OR ANY CUSTOMER’S ACCESS TO OR USE OF THE XCYTE DIGITAL SERVICES SHALL BE UNINTERRUPTED OR COMPLETELY ERROR-FREE, OR THAT IT WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY NOT OTHERWISE STATED. EXCEPT AS OTHERWISE PROVIDED, XCYTE DIGITAL EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, COMPATIBILITY, SECURITY OR ACCURACY.

20.3.	TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 20, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT DAMAGES (SUCH AS SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES OR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION, OR ANY OTHER PECUNIARY LOSS) RESULTING FROM ANY CLAIMS, DEMANDS OR ACTIONS ARISING OUT OF THIS AGREEMENT.

20.4.	EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 20, NEITHER PARTY’S TOTAL AGGREGATE LIABILITY HEREUNDER SHALL EXCEED THE TWICE THE AMOUNT OF FEES PAID BY RESELLER UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE ALLEGED EVENT(S) GIVING RISE TO LIABILITY.

20.5.	SECTIONS 20.3 and 20.4 WILL NOT APPLY TO FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INDEMNIFICATION OBLIGATIONS, OR BREACHES OF CONFIDENTIALITY, DATA SECURITY, OR PRIVACY OBLIGATIONS.

20.6.	RESELLER AND CUSTOMERS MAY USE THEIR OWN DOMAINS IN CONJUNCTION WITH THE XCYTE DIGITAL SERVICES. UNDER NO CIRCUMSTANCES WILL XCYTE DIGITAL BE RESPONSIBLE FOR ANY TECHNICAL ISSUES, PURCHASE OF SSL CERTIFICATE, RENEWAL OF SSL CERTIFICATE, DOMAIN REGISTRY, ADMINISTRATIVE ERRORS RELATED THERETO CAUSED BY RESELLER OR CUSTOMER’S EMPLOYEES. RESELLER HEREBY AGREES THAT RESELLER AND THE CUSTOMERS ARE TAKING FULL RESPONSIBILITY FOR NOT ONLY THE MANAGEMENT OF SUCH URLS, BUT THE MANAGEMENT OF EACH URL’S RE-DIRECTION TO XCYTE DIGITAL. ALL PROCEDURES FOR DIRECTING THE XCYTE DIGITAL SERVICES TO THE DESIGNATED DOMAIN ARE SOLELY RESELLER AND THE CUSTOMERS’ RESPONSIBILITY, INCLUDING PROPER DOMAIN NAME SYSTEM (DNS) SETUP AND MAINTENANCE.

21.	Data Maintenance. Xcyte Digital maintains certain Customer information and content that is transferred to the Xcyte Digital Services for the purpose of the performance of the Xcyte Digital Services. Xcyte Digital performs regular routine backups of such data and materials, but does not guarantee all data can be restored or recovered. Reseller agrees that Xcyte Digital shall have no liability to Reseller for any loss or corruption of any such data or materials outside of Xcyte Digital’s reasonable control.

22.	Term and Termination/Suspension.

22.1.	Term. This Agreement shall become effective on the Effective Date and remain in full force for the Initial Term of three (3) years and any number of Successive Terms (as defined below), unless earlier terminated during the Initial Term or any Successive Term in accordance with the termination provisions below or Section 18.

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22.2.	Successive Terms. Unless either party shall have provided not less than thirty (30) days prior notice to the other party of its intent to not renew this Agreement as of the end of the then effective term, following the Initial Term and each Successive Term, this Agreement shall be renewed automatically for a term (each such successive renewal term, a “Successive Term”) of one (1) year. Notwithstanding anything to the contrary, if any Xcyte Digital Services have been ordered for terms that extend beyond the termination or expiration of the term of this Agreement, then the Agreement term will be extended as necessary to cover the provision of the Xcyte Digital Services for the applicable ordered term.

22.3.	Termination/Suspension.

22.3.1.	Either party may terminate this Agreement by providing the other party a written termination notice, if the other party commits a material breach of this Agreement and fails to correct such breach within thirty (30) days of receiving a written breach notice specifying the breach. Notwithstanding anything else to the contrary, it is expressly understood and agreed by the parties that any non-payment of undisputed fees shall be considered a material breach of this Agreement.

22.4.	Suspension for Prohibited Acts. Xcyte Digital may suspend any access to any or all Xcyte Digital Services for the applicable Customer with reasonable notice for: (i) use of the Xcyte Digital Service in a way that violates applicable local, state, federal, or foreign laws or regulations or the terms of this Agreement, and (ii) use of the Xcyte Digital Services that results in excessive hard bounces, SPAM complaints via feedback loops, direct spam complaints (to our abuse desk), or requests for removal from a mailing list by recipients. Additionally, Xcyte Digital will suspend access to the Xcyte Digital Service for the applicable Customer due to repeated instances of posting or uploading material that infringes or is alleged to infringe on the copyright or trademark rights of any person or entity. Xcyte Digital may remove from the Xcyte Digital Services without notice any information or content that Xcyte Digital reasonably determines materially violates any term of this Agreement, or that may pose a material risk of loss or liability to Xcyte Digital or harm to any person, provided that, Xcyte Digital has no duty to prescreen, control, monitor or edit information or content uploaded to the Xcyte Digital Services. Xcyte Digital agrees to reasonably coordinate with Reseller regarding the foregoing and to promptly restore services when the issue is corrected.

22.5.	Suspension for Present Harm. If a Customer’s use of the Xcyte Digital Service: (i) is being subjected to denial of service attacks or other disruptive activity, (ii) is being used to engage in denial of service attacks or other disruptive activity, (iii) is creating a security vulnerability for the Xcyte Digital Service or others, (iv) is consuming excessive bandwidth, or (v) is causing material harm to us or others, then Xcyte Digital may suspend all or any access to the Xcyte Digital Service for such Customer. Xcyte Digital will use commercially reasonable efforts to limit the suspension to the affected portion of the Xcyte Digital Service and promptly resolve the issues causing the suspension of the Xcyte Digital Service. Nothing in this clause limits Xcyte Digital’s right to terminate for cause as outlined above if the issue relates to Reseller’s material breach. .

22.6.	Retrieval of Customer Information and Content. Reseller and Customers are solely responsible to retrieve all Reseller and Customer information and content and other content from the Xcyte Digital Services within three (3) months after termination of this Agreement. Xcyte Digital will use commercially reasonable efforts to assist Reseller and/or Customers in the retrieval of their information or content. Thereafter, Xcyte Digital will have no obligation to maintain or provide to Reseller the Reseller or Customer information, content, or other content, and may, unless legally prohibited, delete all such content in Xcyte Digital’s systems or otherwise in Xcyte Digital’s control.

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22.7.	Effect of Termination.

22.7.1.	Except as otherwise provided, upon termination of this Agreement (i) all rights and licenses granted to Reseller and Customers hereunder shall cease (unless otherwise identified as being perpetual or surviving such termination) and each party shall return or destroy all Confidential Information in such party’s possession or control; (ii) within thirty (30) days of any termination Reseller shall pay all fees due for Xcyte Digital Services provided in accordance with this Agreement prior to such termination; and (iii) each party shall, upon written request of the other party, deliver a certificate signed by an executive officer of the party attesting to compliance with the foregoing.

22.7.2.	Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve any obligation to pay all fees that have accrued or are otherwise owed under this Agreement.

22.7.3.	Notwithstanding termination, the provisions of this Agreement shall survive the expiration or earlier termination of this Agreement to the extent necessary to affect their intent and operation with respects to the parties relations hereunder, including without limitation Sections 15, 16, 17, 18, 19, 20, 22, and 23.

23.	General

23.1.	Governing Law; Jurisdiction. Before bringing any action under this Agreement, the parties agree to first make a reasonable effort to negotiate and resolve misunderstandings or disputes by escalating the same to their respective executives for timely consideration. This Agreement will be governed by and construed, interpreted and enforced in accordance with the laws of Delaware. The parties irrevocably submit to the exclusive jurisdiction of the courts of Delaware. The United Nations Convention on Contracts for the Sales of Goods and the Uniform Computer Information Transactions Act (UCITA) will not apply to this Agreement.

23.2.	Assignment. This Agreement may not be assigned by either party without the prior written consent of the non-assigning party. However, either party may assign this Agreement without consent in connection with a merger, acquisition, change of control, or sale of all, or substantially all, of the assets or stock of such party; in the event of an actual or proposed assignment by Xcyte Digital relating to any Reseller competitor or any entity which causes Reseller’s largest Customer to terminate its relationship with Reseller for independence, conflict or other similar regulatory reasons, Reseller may elect to terminate this Agreement.

23.3.	Binding on Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

23.4.	Severability/Waiver. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and such illegal, invalid, or unenforceable provisions shall be amended in order to effect, to the maximum extent allowable by law, the original intent of such provision.

23.5.	Waiver of Breach. No delay or omission by either party to exercise any right or power arising upon the other party’s nonperformance or breach will impair that right or power or be construed as a waiver of it. Any waiver must be in writing and signed by the waiving party. A waiver on one occasion will not be construed as a waiver of any subsequent event of nonperformance or breach.

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23.6.	Publicity. Upon execution of this Agreement, and in consideration for making the Xcyte Digital Services available to Reseller under this Agreement, Reseller agrees to allow Xcyte Digital to publicly reference Reseller as an Xcyte Digital Services reseller.

23.7.	Force Majeure. Except for the obligation to make payments, performance under this Agreement shall be postponed automatically to the extent that either party is prevented from meeting its obligations by causes beyond its reasonable control, including but not limited to natural disasters, fire, governmental acts, labor disputes or failure of suppliers, provided that a force majeure event affecting a party’s performance under this Agreement for thirty (30) or more days shall entitle Reseller to terminate this Agreement and receive any refund, or due or unused fees, as the case may be.

23.8.	Notices. All notices in connection with this Agreement shall be delivered in writing, and such notices shall be deemed delivered after three (3) working days of delivery by registered post or courier, upon receipt if sent by overnight mail or, if delivered by email , with acknowledgement of receipt.

23.9.	No Agency. The parties acknowledge that each is an independent contractor and nothing herein constitutes a joint venture or partnership. Neither party has a right to vary any policies, conditions, representations or warranties made by the other, and neither party has the right to bind or act for the other as agent or in any capacity except as expressly provided in writing by amendment to this Agreement. The relationship under this Agreement shall not create any legal partnership, franchise relationship or other form of legal association between the parties that would impose a liability between the parties or to third parties.

23.10.	Entire Agreement. This Agreement, including all schedules and attachments thereto, contains the complete and exclusive statement of the agreement between the parties with respect to the subject matter herein. The terms and conditions of this Agreement shall prevail over any purchase order submitted by Reseller, unless otherwise expressly agreed. Except where otherwise indicated, any changes or amendments to this Agreement must be in writing expressly referring to the changes to this Agreement, and be duly executed by both parties.

23.11.	Counterparts. This Agreement may be signed in counterparts and delivered by Docusign (or similar services), PDF, or electronic mail, each of which shall be considered an original document, but together which shall constitute one complete document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives as of the Effective Date:

RESELLER	XCYTE DIGITAL INC.

Signed: /s/ Randolph Wilson Jones III	Signed: /s/ Randy Selman

Name: Randolph Wilson Jones III	Name: Randy Selman

Title: CEO	Title: CEO

Date: 21-10-2025	Date: 21-10-2025

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Schedule A

[Fees to be Paid]

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Schedule B

[Service Levels]

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